SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2012

Trust Certificates (TRUCs), Series 2002-1 Trust
(Exact name of registrant as specified in its charter)

New York	333-58504-05	13-4164633
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employee identification no.)
c/o U.S. Bank Trust National Association 100 Wall Street, Suite 1600 New York, New York		10005
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (212)-623-0069

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act
(17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 10, 2012 a final distribution was made to the holders of 1,280,000 Class A-1 Certificates and 130,000 Class A-2 Certificates issued by the Trust that were called for full redemption in connection with the exercise by a Call Warrant holder of its right to purchase the entire $32,000,000 principal amount of the Underlying Securities and the termination of the Trust under the terms of the Trust Agreement.  Specific information with respect to the full redemption distribution is filed as Exhibit 99.1 hereto.  No other reportable transactions or matters have occurred during the current reporting period.

Item 9.01                Financial Statements, Pro-Forma Financial Information and Exhibits.

(a)           Not Applicable.

(b)           Not Applicable.

(c)           Exhibits.

99.1           Trustee’s Report in respect of the October 10, 2012 Final Distribution Date

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Trust Certificates (TRUCs), Series 2002-1 Trust
By:	U.S. Bank Trust National Association, not in its individual capacity, but solely as Trustee on behalf of Trust Certificates (TRUCs), Series 2002-1 Trust

By:	/s/ David J. Kolibachuk
	Name:	David J. Kolibachuk
	Title:	Vice President

Dated: October 10, 2012

EXHIBIT INDEX

Exhibit		Page

99.1	Trustee’s Report in respect of the October 10, 2012 Final Distribution Date	5